Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 23 to Form N-1A Registration Statement of Federated U.S. Government Bond Fund of our report dated October 27, 1998, on the financial statements of Federated U.S. Government Bond Fund as of August 31, 1998, included in or made a part of this registration statement.




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP






Pittsburgh, Pennsylvania,
October 27, 1998